Exhibit 23(c)
CONSENT OF
WRIGHT & COMPANY, INC.

Exhibit 23(c)
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
     We consent to the references to our company in the Prospectus portion of Post-Effective Amendment No. 1 to the Registration Statement, including under the heading “Experts.”

Wright & Company, Inc.	By:	/s/ D. Randall Wright
Brentwood, Tennessee		D. Randall Wright
March 26, 2007		President